UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.        )
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☐ Preliminary Proxy Statement
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☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
Boykin Lodging Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On MAY 24, 2005
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG BOYKIN LODGING COMPANY, NYSE MARKET INDEX AND PEER GROUP INDEX

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On MAY 24, 2005

To our Shareholders:
      The 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Boykin Lodging Company (the “Company”) will be held at the Embassy Suites Southfield, 28100 Franklin Road, Southfield, Michigan 48034, on Tuesday, May 24, 2005, beginning at 2:00 p.m., local time, for the following purposes:

1.	To elect seven directors, each for a term of one year and until a successor has been duly elected and qualified;

2.	To vote on a proposal to adopt the Boykin Lodging Company 2005 Long-Term Incentive Plan;

3.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

4.	To consider any other matters that may properly be brought before the Annual Meeting.
      Only shareholders of record of the Company’s common shares at the close of business on March 28, 2005, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the provided envelope. The principal address of Boykin Lodging Company is 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115.

By order of the Board of Directors,

Andrew C. Alexander,
Secretary
Cleveland, Ohio
April 15, 2005
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

BOYKIN LODGING COMPANY
45 WEST PROSPECT AVENUE
GUILDHALL BUILDING, SUITE 1500
CLEVELAND, OHIO 44115

PROXY STATEMENT

Questions and Answers
What is the purpose of this proxy statement?
Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Boykin Lodging Company on certain matters to be voted on at the upcoming Annual Meeting. This proxy statement summarizes information you need to know to vote at the Annual Meeting. We are mailing this proxy statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card, along with our Annual Report, to you on or about April 15, 2005.
Where and when is the Annual Meeting?
Our Annual Meeting will be held at the Embassy Suites Southfield, 28100 Franklin Road, Southfield, Michigan 48034, on Tuesday, May 24, 2005, at 2:00 p.m., local time.
Who can attend the Annual Meeting?
Only shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear on the Company’s list of shareholders. Therefore, in order to be admitted to the Annual Meeting, you will need to bring a copy of your brokerage statement reflecting your ownership of shares as of the record date.
What am I voting on?
You will vote on the election of seven directors, each for a term of one year, and a proposal to adopt the Boykin Lodging Company 2005 Long-Term Incentive Plan as set forth on pages 20-23. Please see Appendix A to this proxy statement for the proposed Boykin Lodging Company 2005 Long-Term Incentive Plan. We do not know of any other matter that will be presented for action at the Annual Meeting.
Who is entitled to vote?
Only shareholders of record at the close of business on the record date, March 28, 2005, are entitled to receive the Notice of Annual Meeting of Shareholders and to vote the common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.
How many common shares are entitled to vote?
As of the record date, 17,928,508 common shares, without par value, were entitled to be voted at the Annual Meeting.

What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of a majority of the outstanding common shares on the record date will constitute a quorum, permitting the conduct of the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of establishing a quorum at the Annual Meeting.
How do I vote?
You can vote either in person, by ballot at the Annual Meeting, or by completing and mailing the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, the Company urges you to complete, sign and date the enclosed proxy card and return it in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting. If the enclosed proxy card is returned to the Company in time, the common shares represented by it will be voted as you direct.
Can I change my vote after I return my proxy card?
You can change your vote at any time before your proxy is exercised by executing and delivering a later-dated proxy, or by giving notice to us in writing at our principal address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting. However, your presence alone at the Annual Meeting will not operate to revoke your proxy.
What happens if I sign and return my proxy card but I do not mark any vote?
In the absence of any specification on your proxy card, the common shares represented by your proxy card will be voted (i) to elect the director nominees set forth under the heading “Election of Directors,” (ii) to approve the proposal to adopt the Boykin Lodging Company 2005 Long-Term Incentive Plan as set forth on pages 20-23 and (iii) in the discretion of the proxy holders with respect to any other matter properly brought before the meeting.
What else am I receiving with this proxy statement?
In addition to the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card, we are sending you our Annual Report for our fiscal year ended December 31, 2004. Our audited consolidated financial statements and certain other financial information for the fiscal year ended December 31, 2004, are set forth in our Annual Report.
Who is paying for this proxy statement and the solicitation expenses?
The Company pays the cost of this proxy statement and the cost of the solicitation of your proxy. In addition to solicitation of proxies by mail, regular employees of the Company or its affiliates may solicit proxies by telephone or facsimile. Those employees will not receive any additional compensation for their participation in the solicitation.
What are the Board of Directors’ recommendations?
The Board of Directors recommends a vote for (i) the election of the nominated slate of directors as set forth on page 5 and (ii) the proposal to adopt the Boykin Lodging Company 2005 Long-Term Incentive Plan as set forth on pages 20-23.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of common shares of the Company as of February 28, 2005, except as otherwise disclosed in the notes below, by (i) the Company’s current directors (all of whom are also nominees for director), (ii) each other person who is known by the Company to own beneficially more than 5% of our outstanding common shares based on a review of filings with the Securities and Exchange Commission, (iii) our Chief Executive Officer and our four other most highly compensated executive officers named in the Summary Compensation Table, and (iv) our executive officers and directors as a group.

	Amount and
	Nature of
	Beneficial
	Ownership of		Percent
Name of Beneficial Owner	Common Shares(1)		of Class

Barclays Global Investors, NA	1,080,713	(2)	5.80%
Schneider Capital Management Corporation	1,058,450	(3)	5.69%
Kennedy Capital Management, Inc.	1,034,100	(4)	5.55%
Robert W. Boykin	586,894	(5)(6)	3.15%
Richard C. Conti	265,201	(7)	1.42%
Shereen P. Jones	240,274	(8)	1.29%
Russ C. Valentine	132,990	(9)	*
Andrew C. Alexander	130,877	(10)	*
Lee C. Howley, Jr.	25,900	(11)(12)(13)	*
Ivan J. Winfield	24,200	(11)(13)	*
William H. Schecter	22,200	(11)(13)	*
Albert T. Adams	21,200	(11)(13)	*
James B. Meathe	0	(13)	*
Mark J. Nasca	0	(13)	*
All Executive Officers and Directors as a Group (11 persons)	1,449,736		7.77%

*	Less than 1%.

(1)	Unless otherwise indicated, a beneficial owner has sole voting and investment power with respect to all common shares set forth opposite its name. None of our executive officers or directors own any of our preferred depositary shares.

(2)	The business address for this shareholder is 45 Fremont Street, San Francisco, CA 94105. Information for common shares owned as of December 31, 2004, is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, by the following entities: Barclays Global Investors, NA., which has sole voting power with respect to 1,026,757 common shares and sole dispositive power with respect to 1,080,705 common shares; Barclays Global Fund Advisors, which has sole voting power and sole dispositive power with respect to 8 common shares; and Barclays Capital Inc., Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited, all of which disclaim sole or shared voting power and sole or shared dispositive power with respect to any common shares.

(3)	The business address for this shareholder is 460 East Swedesford Road, Suite 1080, Wayne, PA 19087. Information for common shares owned as of December 31, 2004, is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005, by Schneider Capital Management Corporation.

(4)	The business address for this shareholder is 10829 Olive Boulevard, St. Louis, MO 63141. Information for common shares owned as of December 31, 2004, is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005, by Kennedy Capital Management, Inc., which has sole voting power with respect to 988,500 common shares and sole dispositive power with respect to 1,034,100 common shares.

(5)	Mr. R.W. Boykin owns 1,345,628 limited partnership interests (“Units”) in Boykin Hotel Properties, L.P., an Ohio limited partnership (the “Partnership”). He may cause the Partnership to purchase his Units for cash (the purchase price of one Unit, subject to certain factors, is equal to the market value of one common share of Boykin Lodging Company). However, the Company may elect, subject to certain conditions, to deliver its common shares, in lieu of cash, in exchange for tendered Units. Assuming conversion of his Units into common shares, Mr. R.W. Boykin would beneficially own 10.38% of our common shares. As of February 28, 2005, the Company owns an 85.42% general partnership interest in the Partnership. Additionally, Mr. R.W. Boykin and his brother, Jack E. Boykin, are co-trustees of the Trust of William J. Boykin, dated March 9, 1988, which owns 150,000 units in the Partnership. Mr. R.W. Boykin and J.E. Boykin have equal voting power with respect to the 150,000 shares.

(6)	Includes 198,000 common shares that Mr. R.W. Boykin has the right to acquire through the exercise of stock options, 52,153 common shares that are owned by Boykin Management Company Limited Liability Company, an Ohio limited liability company, and 52,101 common shares that are owned by The Boykin Group, Inc., an Ohio corporation, both in which Mr. R.W. Boykin indirectly owns a 53.85% equity interest, and 54,526 common shares owned by Rowboy Trading Holdings LLC, a Delaware limited liability company, of which Mr. R.W. Boykin is the managing member.

(7)	Includes 108,139 common shares that Mr. Conti has the right to acquire through the exercise of stock options.

(8)	Includes 100,000 common shares that Ms. Jones has the right to acquire through the exercise of stock options.

(9)	Includes 43,000 common shares that Mr. Valentine has the right to acquire through the exercise of stock options.

(10)	Includes 39,000 common shares that Mr. Alexander has the right to acquire through the exercise of stock options.

(11)	Includes 21,000 common shares that each of Messrs. Adams, Howley, Schecter and Winfield has the right to acquire through the exercise of stock options.

(12)	Includes 4,700 common shares owned by the Howley Family Partnership, which is owned equally by Mr. Howley and his wife.

(13)	Under the Directors’ Deferred Compensation Plan (more fully described on page 8), as of April 7, 2005, Messrs. Adams, Howley, Meathe, Nasca, Schecter and Winfield have deferred compensation represented by the following number of units:

	Units Under the
	Directors’ Deferred	Value of Units as
Name	Compensation Plan	of April 7, 2005

Albert T. Adams	35,294.894	$339,184
Lee C. Howley, Jr.	5,769.634	$55,446
James B. Meathe	5,769.634	$55,446
Mark J. Nasca	2,585.21	$24,844
William H. Schecter	5,769.634	$55,446
Ivan J. Winfield	5,769.634	$55,446

ELECTION OF DIRECTORS
      In accordance with our Code of Regulations, which can not be amended without shareholder approval, and our Guidelines for Corporate Governance and Board Nominations (“Corporate Governance Guidelines”), the number of directors has been fixed at seven. At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the re-election of the seven nominees hereinafter named. Under Ohio law and our Amended and Restated Articles of Incorporation, as amended, abstentions and broker non-votes, if any, will not be counted in favor of or against any nominee. The seven director nominees who receive the greatest number of affirmative votes will be elected directors. If elected, each nominee will serve as a director for one year, until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified.
      The director nominees are identified in the following table. Each nominee is currently a director and was elected as a director at last year’s Annual Meeting of Shareholders. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Corporate Governance and Nominating Committee. The following information is furnished with respect to each person nominated for election as a director.
Nominees for Election at the Annual Meeting

			Period
		Principal Occupation	of Service
Name	Age	and Business Experience	as a Director

Albert T. Adams	54	Partner, Baker & Hostetler LLP (professional legal services firm)	1996 to date
Robert W. Boykin	55	Chairman of the Board of Directors and Chief Executive Officer of Boykin Lodging Company (hotel real estate investment trust)	1996 to date
Lee C. Howley, Jr.	57	Owner and President, Howley & Company (real estate development company); Managing Member of Howley Bread Group, Ltd. (Panera Bread franchisee)	1996 to date
James B. Meathe	48	Vice-Chairman, Palmer & Cay (privately held insurance brokerage firm)	2003 to date
Mark J. Nasca	46	Senior Vice President and Principal, JDI Realty, LLC (real estate investment and finance company); Chairman, Village Capital Corporation (community development loan fund)	2004 to date
William H. Schecter	63	Chairman, National City Equity Partners; Senior Vice President, National City Corporation (diversified financial holding company)	1997 to date
Ivan J. Winfield	70	Associate Professor, Baldwin-Wallace College (fully accredited institution offering liberal arts-based undergraduate, graduate, and pre-professional programs); Retired Partner, Coopers & Lybrand, LLP (professional accounting firm)	1996 to date
      Each of the nominees for election as a director has engaged in the principal occupation or activity indicated above for at least five years, except as described below.
      Mr. R.W. Boykin also served as the President of Boykin Lodging Company from November 1996 until January 2001. Mr. Meathe served as Regional Managing Director of Marsh USA from 1997 until 2000, and from 2000 until 2002 held the position of Chairman of the Midwest Region.
      Mr. Adams is a director of Associated Estates Realty Corporation. Mr. R.W. Boykin does not serve on the Board of Directors of another public company. Mr. Howley is a director of LESCO, Inc. and LNB Bancorp, Inc. Mr. Meathe is a director of Olympic Steel Corporation. Mr. Schecter is a director of NatCity Investments, a registered investment company. Mr. Winfield is a director of HMI Industries, Inc.

CORPORATE GOVERNANCE
Committee Charters, Governance Guidelines and
Code of Business Conduct and Ethics
      The written charters of the Audit, Compensation and Corporate Governance and Nominating Committees, along with the Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available at the Company’s website at www.boykinlodging.com under “Investor Relations.”
Code of Business Conduct and Ethics
      The Company has adopted a Code of Business Conduct and Ethics that applies to all Company employees and each member of the Board of Directors. Any waivers of the code will be posted on the Company’s website. Additionally, a copy of the code is available in print to any shareholder who requests it. Requests should be sent to Boykin Lodging Company, 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, Attn: Andrew C. Alexander, Secretary.
Confidential Employee Hotline for Accounting and Audit Matters
      The Company is committed to integrity and ethical behavior and has published to all of its employees and to the key employees of its management companies, the availability of a confidential employee hotline for the reporting of accounting and audit matters. The purpose of the hotline is to encourage all employees to disclose any wrongdoing that may adversely impact the Company, the Company’s shareholders, employees, investors or the public at large without fear of retaliation. The publication sets forth procedures for the reporting of alleged questionable auditing, accounting and internal control matters by employees on a confidential and anonymous basis and by other interested third parties, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports may be made directly to the Audit Committee or to a third party service retained by the Audit Committee. The Chairman of the Audit Committee and the General Counsel of the Company receive any complaints and oversee the investigation of such complaints.
Director Independence
      Under our Corporate Governance Guidelines, our directors are independent if they are (i) independent of management of the Company; (ii) not employed by or an officer of the Company; (iii) not an “affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company or of any subsidiary of the Company; and (iv) not a person who acts on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management if, in the opinion of the Board of Directors, the relationship is material to the Company, that person, or the organization represented. Any determination to be made by the Board of Directors in connection with any matter presenting a conflict of interest for any officer of the Company or any director of the Company is made by the independent directors.
      In addition, independent directors must meet the applicable standards of independence set forth by the New York Stock Exchange. The Board of Directors has determined that each of the current members, other than Mr. R.W. Boykin, is independent under the applicable standards set by the New York Stock Exchange and the Company’s independence criteria described above.
      In determining the directors’ independence, the Board of Directors considered Mr. Nasca’s service on the Advisory Board for Boykin Management Company Limited Liability Company. Boykin Management Company Limited Liability Company’s relationship to the Company is described under the heading Certain Relationships and Related Transactions (see pages 19-20) of this proxy statement. Mr. Nasca served on the Advisory Board of Boykin Management Company Limited Liability Company from 1997 through 2003, and was paid approximately $6,750 for his service. The Board of Directors has affirmatively determined that Mr. Nasca qualifies as an independent director within the meaning of the New York Stock Exchange listing standards and that his past relationship with Boykin Management Company Limited Liability Company does not interfere with his exercise of independent judgment as a director of the Company.

      Mr. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue to provide) legal services to the Company. The Board affirmatively determined that Mr. Adams’ and Baker & Hostetler’s relationships with the Company are not material, and as a result, Mr. Adams is an independent director within the meaning of the New York Stock Exchange listing standards. The basis for the Board’s determination was that the fees paid by the Company to Baker & Hostetler LLP are below the materiality threshold discussed in the New York Stock Exchange listing standards and Mr. Adams’ and Baker & Hostetler’s relationships with the Company do not interfere with Mr. Adams’ exercise of independent judgment as a director of the Company.
Lead Director
      On March 1, 2004, Mr. Winfield was selected by the independent directors as the lead director. As set forth by the Company’s Corporate Governance Guidelines, the lead director:

•	presides at all meetings of the Board of Directors at which the Chairman of the Board is not present;

•	serves as liaison between the Chairman of the Board and the independent directors;

•	approves information sent to the Board of Directors;

•	approves meeting agendas for the Board of Directors;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of independent directors; and

•	if requested by major shareholders, ensures that he is available for consultation and direct communication.
Meetings of Non-Management Directors
      During each of the quarterly meetings of the Board of Directors in 2004, non-management directors met in an executive session independent of management. Mr. Adams chaired the first such executive session of 2004 and the remainder of the executive sessions were chaired by Mr. Winfield after his selection as lead director.
THE BOARD OF DIRECTORS AND ITS COMMITTEES
      During the fiscal year ended December 31, 2004, the Board of Directors held four meetings. As stated in the Guidelines for Corporate Governance and Board Nomination, directors are expected to attend the Annual Meeting. All directors were present at our last Annual Meeting of Shareholders. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.
Compensation of Directors
      Each director who is not an employee is compensated at a base rate of $35,000 per year. At least half of such base compensation is paid in the form of equity-linked compensation either in the form of common shares of the Company or a deferral of such amount into the Directors’ Deferred Compensation Plan described below. Each director also receives $1,000 for attendance at each meeting of the Board of Directors and for each meeting of any committee on which he serves. Each Director also receives $5,000 for each committee chairmanship held by him. For serving as a director during 2004, each Director also received additional equity-linked compensation in the amount of $10,000 in the Directors’ Deferred Compensation Plan. Mr. R.W. Boykin is not paid any director fees.

      Directors’ Deferred Compensation Plan. Each director who is not an employee is permitted to defer all or a portion of his fees pursuant to the Directors’ Deferred Compensation Plan. This plan, which is administered by our officers who are not eligible to participate in it, is unfunded and participants’ contributions are converted to units, the value of which fluctuates according to the market value of our common shares so that each unit is the economic equivalent of one common share. Please refer to the chart on page 4 for the number and value of the units Messrs. Adams, Howley, Meathe, Nasca, Schecter and Winfield have accrued under the Directors’ Deferred Compensation Plan as of April 7, 2005.
Compensation Committee
      The Compensation Committee is comprised of Messrs. Adams, Meathe and Schecter and operates under a written charter that has been adopted by the Board of Directors. The Compensation Committee held two meetings in 2004. The Compensation Committee periodically reviews and determines the compensation, including fringe benefits and incentive compensation, of our executive officers. Each member of the Committee is an independent director under New York Stock Exchange listing standards. Mr. Schecter serves as the Chairman of the Compensation Committee.
Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee is comprised of Messrs. Adams, Meathe and Schecter and operates under a written charter that has been adopted by the Board of Directors. Each current member of the Committee is an independent director under New York Stock Exchange listing standards. Mr. Adams serves as the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held two meetings in 2004. The Corporate Governance and Nominating Committee’s primary functions include (i) identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors, and selecting and recommending to the Board of Directors the director nominees for each Annual Meeting of Shareholders, (ii) recommending the Board of Directors’ committee structure, membership and operations, (iii) recommending the corporate governance policies and principles applicable to the Company and (iv) overseeing the Board of Directors’ annual review of its performance.
      In evaluating candidates, the Corporate Governance and Nominating Committee will consider whether the candidate qualifies as an independent director, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. The Committee requires a prospective member of the Board of Directors to have the highest personal and professional integrity and to have demonstrated exceptional ability and judgment. The Committee will select candidates whom it believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s shareholders. In seeking candidates, the Committee may solicit suggestions from incumbent directors, management or others. In the past, the Committee has not used third party consultants to assist in identifying and evaluating candidates. There is no difference in the manner in which the Committee evaluates candidates based on the source of the recommendations.
      The Corporate Governance and Nominating Committee will consider suitable nominees whose names are submitted to the Company in writing by a current shareholder. If a shareholder desires to recommend an individual for nomination as a director, the recommendation must include the shareholder’s name, address, the number of shares of the Company owned by the shareholder; the name, age, business address, residence address, and principal occupation of the individual being recommended; and the number of shares beneficially owned by the individual being recommended. It also must include the information that would be required under federal securities laws to be disclosed in the solicitation of proxies for the election of directors. The recommended individual’s consent to be elected and to service as a director must be furnished, and the Company may require the recommended individual to furnish any other information, within reason, that may be needed to determine the eligibility of the individual. Such nominations should be addressed to Boykin Lodging Company, 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, Attn: Andrew C. Alexander, Secretary. Nominations related to the 2006 election should be sent so as to be received by November 18, 2005.

Executive Committee
      The Executive Committee is comprised of Messrs. Adams, R.W. Boykin and Howley. The Board of Directors has determined that Messrs. Adams and Howley are independent under the current listing standards of the New York Stock Exchange. The Executive Committee did not hold any meetings but took action by unanimous written consent on two occasions in 2004. The Executive Committee, during the intervals between meetings of the Board of Directors, possesses and may exercise all of the powers of the Board of Directors in the management of the Company’s business and affairs, except as otherwise provided (i) by law, (ii) in our Amended and Restated Articles of Incorporation, as amended, (iii) in our Code of Regulations, or (iv) by action of the Board of Directors.
Long-Term Incentive Plan Committee
      The Long-Term Incentive Plan Committee, which is comprised of Messrs. Meathe and Schecter, administers our Long-Term Incentive Plan and determines the employees who may participate in the grant of any award (including stock options) under the Long-Term Incentive Plan, and the terms thereof. The Long-Term Incentive Plan Committee met on two occasions in conjunction with Compensation Committee meetings. The Board of Directors has determined that the members of the Long-Term Incentive Plan Committee are independent under the current listing standards of the New York Stock Exchange.
Audit Committee
      The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934. The Audit Committee is comprised of Messrs. Howley, Nasca and Winfield and operates under a written charter that has been adopted by the Board of Directors. Last year the Audit Committee held four meetings. The Board of Directors has determined that all of the members of the Audit Committee meet the independence and financial literacy standards applicable to such member under Securities and Exchange Commission rules, New York Stock Exchange Corporate Governance standards and the Sarbanes-Oxley Act of 2002. Mr. Winfield serves as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Winfield qualifies as an audit committee financial expert as defined in Regulation S-K promulgated by the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee has the sole authority to engage and, when appropriate, replace the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.
      In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed with the Company’s management the audited financial statements of the Company for the year ended December 31, 2004. The Audit Committee also discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards (SAS) 61, “Communications With Audit Committees,” as amended. The Audit Committee obtained a formal written statement from the independent accountants that described all relationships between the independent accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The Audit Committee discussed with the independent accountants any relationships that might impact their objectivity and independence and satisfied itself as to the accountants’ independence.
      The Audit Committee also considered whether the provision of non-audit services by the Company’s independent accountants was compatible with maintaining the accountants’ independence. In addition, the Chairman of the Audit Committee, at times accompanied by other members of the Committee, met with management and the independent accountants prior to the filings of the Company’s quarterly reports on Form 10-Q with the Securities and Exchange Commission and release to the public of its quarterly and year-end financial results.
      Based on the above-referenced review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.
Audit Committee
Ivan J. Winfield, Chairman
Lee C. Howley, Jr.
Mark J. Nasca

EXECUTIVE COMPENSATION
      The following information is set forth with respect to our Chief Executive Officer and the other four most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 2004. We sometimes refer to the individuals listed in the table below as our “named executive officers.”
Summary Compensation Table

					Long-Term
					Compensation Awards
				Other
	Annual Compensation			Annual	Restricted		All Other
				Compen-	Share	Stock	Compen-
		Salary	Bonus	sation	Award(s)	Options	sation
	Year	($)	($)	($)(1)	($)(2)	(#)	($)(3)

Robert W. Boykin	2004	378,500	261,165	—	432,395	—	62,541
Chairman and Chief Executive Officer	2003	360,500	399,028	—	277,500	—	38,441
	2002	350,000	462,875	—	280,959	30,000	84,341
Richard C. Conti	2004	298,000	151,980	—	320,225	—	40,021
President and Chief Operating Officer	2003	288,400	235,947	—	217,500	—	39,431
	2002	280,000	273,700	—	157,224	15,000	39,551
Shereen P. Jones (4)	2004	282,000	139,590	—	331,695	—	38,001
Executive Vice President,	2003	272,950	216,739	—	210,000	—	38,041
Chief Financial and Investment Officer	2002	225,068	213,534	—	229,661	250,000	169,664
Russ C. Valentine	2004	205,000	90,200	—	226,954	—	38,001
Senior Vice President-Acquisitions	2003	198,725	106,566	—	142,500	—	38,041
	2002	192,938	114,075	—	46,881	12,000	38,161
Andrew C. Alexander	2004	205,000	90,200	—	202,771	—	38,001
Senior Vice President and General Counsel	2003	193,000	103,496	—	142,500	—	38,041
	2002	183,750	108,642	—	51,346	12,000	38,161

(1)	In 2004, 2003 and 2002, no named executive officer received total perquisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.

(2)	On January 1, 2004, officers R.W. Boykin, Conti, Jones, Valentine and Alexander were granted 41,000, 32,000, 31,000, 21,000 and 21,000 restricted common shares, respectively. Of those shares, 20% vest and are no longer subject to forfeiture on January 1 of each 2005, 2006, 2007, 2008 and 2009. On June 1, 2004, officers R.W. Boykin, Conti, Jones, Valentine and Alexander were granted 6,817, 2,981, 5,800, 4,235 and 956 restricted common shares, respectively. Of those shares, 33% vested immediately and 33% are no longer subject to forfeiture on January 1 of each 2005 and 2006. In order to become eligible to receive the June 1 grant, each named executive officer was required to purchase common shares from the open market in 2003. The amount of the grant was based on (i) the number of common shares purchased by each named executive officer and (ii) the financial performance of the Company in 2003 versus its peer group. Based upon the Company’s 2003 performance, the named executive officers were granted a number of shares having an aggregate value of 85% of the dollar value of the common shares purchased by each officer in the open market. Please see the “Restricted Stock Awards Granted, Aggregate Number and Value of Holdings at Year-End” chart on page 13.

Holders of restricted common share grants receive dividends, if any, on the restricted shares at the same level and in the same fashion as holders of outstanding common shares.

(3)	All Other Compensation consists of the following:

		Life
	Profit Sharing/	Insurance		Relocation
	Pension Plans	Premiums		Expenses

Robert W. Boykin
2004	$38,001	$24,540		—
2003	$38,041	$400	(a)	—
2002	$38,161	$46,180		—
Richard C. Conti
2004	$38,001	$2,020		—
2003	$38,041	$1,390		—
2002	$38,161	$1,390		—
Shereen P. Jones
2004	$38,001	—		—
2003	$38,041	—		—
2002	—	—		$169,664

All Other Compensation for Messrs. Valentine and Alexander is related to profit sharing/pension plan contributions.

(a)	The income attributable to life insurance premiums for 2003 has been restated to reflect the taxable life insurance benefits received by Mr. R.W. Boykin.
(4) Ms. Jones started her employment with the Company on February 25, 2002.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Number of
			Unexercised		Value of Unexercised
	Shares		Options at Fiscal		In-the-Money Options
	Acquired	Value	Year-End		at Fiscal Year-End ($)
	on Exercise	Realized	Exercisable/		Exercisable/
Name	(#)	($)	Unexercisable		Unexercisable

Robert W. Boykin	—	—	178,400/ 19,600		$152,550/ $ 11,000
Richard C. Conti	—	—	96,539/ 11,600		$86,500/ $ 5,500
Shereen P. Jones	—	—	66,666/ 183,334	(1)	$50,666/ $139,339
Russ C. Valentine	—	—	37,800/ 5,200		$18,125/ $ 4,400
Andrew C. Alexander	—	—	32,600/ 6,400		$18,125/ $ 4,400

(1)	Includes 150,000 share options which will vest in the event the Company’s 30-day average stock price meets certain established thresholds.

      The following chart sets forth the number of securities to be issued upon exercise, their weighted-average exercise price and the number of securities remaining available for future issuance under the Long-Term Incentive Plan as of December 31, 2004:
Equity Compensation Plan Information

Number of
Securities
Remaining Available
for Future Issuance
	Number of Securities				Under Equity
	to be Issued Upon		Weighted-Average		Compensation Plans
	Exercise of		Exercise Price of		(Excluding
	Outstanding Options,		Outstanding Options,		Securities Reflected
	Warrants and Rights		Warrants and Rights		in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	839,139	*	$11.24	**	196,149
Equity compensation plans not approved by security holders	None		None		None
Total	839,139		$11.24		196,149

*	Includes 613,006 options which are exercisable as of December 31, 2004.

**	The weighted-average exercise price of the 613,006 exercisable options as of December 31, 2004 is $12.21.
Restricted Stock Awards Granted, Aggregate Number
and Value of Holdings at Year-End

		Number of	Value of Aggregate
		Aggregate Restricted	Restricted Stock
	Number of Shares	Stock Holdings at	Holdings at
Name	Awarded in 2004(#)(1)	12/31/04(#)	12/31/04($)

Robert W. Boykin	47,817	105,592	967,223
Richard C. Conti	34,981	72,715	666,069
Shereen P. Jones	36,800	65,028	595,656
Russ C. Valentine	25,235	42,637	390,555
Andrew C. Alexander	21,956	40,812	378,838

(1)	See footnote (2) on page 11 for vesting schedule of shares awarded in 2004.
Employment Agreement and Severance Plan
      Mr. R.W. Boykin entered into an employment contract with us in connection with our November 1996 initial public offering. Mr. R.W. Boykin’s agreement provides for a two-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement by giving one year prior written notice. Mr. R.W. Boykin is prohibited from competing with us during the term of his employment agreement and for two years thereafter. The agreement provides that Mr. R.W. Boykin will be paid a minimum annual base salary, a bonus and certain other benefits and compensation. The agreement also provides that if Mr. R.W. Boykin is terminated for a reason other than for cause or resigns for “good reason,” Mr. R.W. Boykin shall be entitled to receive all compensation and benefits through the remainder of the current term.
      We have a severance plan covering the named executive officers other than Mr. R.W. Boykin. Under the plan, if either Messrs. Valentine or Alexander is terminated “without cause” or resigns for “good reason” within a period of two years following a change of control, then we must pay him a lump sum payment in an amount equal to one and one-half times his annual base salary plus one and one-half times 50% of his maximum bonus calculated using the maximum bonus percentage applicable on the date of the plan. Mr. Conti and Ms. Jones would receive lump sum payments equal to two times their annual base salary plus two times 50% of their maximum bonus calculated using the maximum bonus percentage applicable on the date of the plan. We would also be required to provide Messrs. Valentine and Alexander our standard benefits for a period of 18 months following termination and to provide these benefits to Ms. Jones and Mr. Conti for a period of two years following termination.
      If no change of control has occurred and an executive’s employment is terminated by us “without cause,” the Company would be obligated to continue to pay base salary and benefits to such executive for (i) one year in the case of Mr. Alexander, (ii) one and one-half years in the case of Messrs. Conti and Valentine and (iii) two years in the case of Ms. Jones. Mr. Valentine would not be entitled to continued benefits. A bonus would be payable to Mr. Alexander in the amount of 50% of his maximum bonus percentage applicable on the date of the plan. Mr. Conti would receive a bonus equal to 50% of his maximum bonus potential for the one and one-half years he is covered under his severance plan. Ms. Jones would be entitled to a bonus of 50% of her maximum potential for each of the two years she is covered under her severance plan. Such bonuses would be paid at the time Company bonuses are normally paid. Mr. Valentine would not be entitled to a bonus payment.
Compensation Committee Interlocks and Insider Participation
      No executive officer of the Company served as a member of the compensation or similar committee or as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or served as a director of the Company. Mr. Adams, a member of the Compensation Committee, is a partner in Baker & Hostetler LLP, which provides legal services to us.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      Our Compensation Committee is responsible for (i) determining the compensation to be paid to our executive officers, (ii) overseeing the Company’s employee benefit plans and practices and (iii) producing this Compensation Committee Report on an annual basis. The Compensation Committee consists of three members. Each Member of the Compensation Committee (i) qualifies as an independent director under the listing standards of the New York Stock Exchange and (ii) qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.
      Our Long-Term Incentive Plan Committee is a subcommittee of the Compensation Committee. The Long-Term Incentive Plan subcommittee performs the limited element of the Compensation Committee’s role by administering the Long-Term Incentive Plan. Such administration is in compliance with our Compensation Committee’s charter.
      The Compensation Committee’s philosophy with respect to the compensation of our executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with our overall business strategies and (ii) to provide each executive officer with an equity stake in the Company through the Long-Term Incentive Plan. The Compensation Committee believes that the total compensation package for our executive officers should be attractive in relation to the compensation packages of comparable companies and that the compensation mix should have a material performance-based compensation component.
      To this end, the Compensation Committee determined executive compensation for 2004 with a focus on compensating executive officers based on their responsibilities and the Company’s performance. The primary components of the Company’s executive compensation program in 2004 were (i) base salaries and certain other annual compensation, (ii) annual bonuses and (iii) restricted common share grants.
      Base Salaries and Other Compensation. The base salaries and certain other compensation for Mr. R.W. Boykin and our other named executive officers in 2004 were determined with reference to the overall financial and business performance of the Company and each officer’s business and lodging industry experience, together with comparisons of compensation paid to executives by real estate investment trusts (“REIT”) and lodging companies of similar size or type.

      Bonuses. The employment arrangement for each executive establishes a target bonus expressed as a percentage of the executive’s base salary. The target bonuses for Mr. R.W. Boykin, Mr. Conti, Ms. Jones, Mr. Valentine and Mr. Alexander, are, respectively, 115%, 85%, 82.5%, 55% and 55% of their respective annual base salaries. Each year the Board of Directors sets financial and other performance standards which must be met for the executive to obtain all or a portion of the target bonus. In some cases, the Board of Directors sets standards which allow the executives to earn bonuses which exceed the target bonus for exceptional performance. For 2004, our executive officers received bonuses based primarily upon the financial performance of the Company and the achievement of specified Company objectives (the “Strategic Goals”). Seventy-five percent (75%) of the bonuses for Mr. R.W. Boykin, Mr. Conti and Ms. Jones were based upon the financial performance of the Company. The other twenty-five percent (25%) was based upon achievement of the Strategic Goals. Fifty percent (50%) of the bonuses for Messrs. Valentine and Alexander were based on the financial performance of the Company and fifty percent (50%) was based on achievement of the Strategic Goals as well as individual performance measures.
      In considering the financial performance of the Company the Compensation Committee measured the Company’s performance against a “peer group” consisting of five other lodging companies that are also REITs (all of whom are included in the Performance Graph on page 16). The Compensation Committee also took into account the Company’s achievement of the Strategic Goals and the effect that such achievement had on the Company’s performance. Upon the recommendation of the Compensation Committee and based upon the criteria described above, the Board of Directors determined that Messrs. Boykin and Conti and Ms. Jones were each entitled to 60% of their target bonus and Messrs. Alexander and Valentine were each entitled to 80% of their target bonus.
      Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s shareholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 2004 that would be subject to the limitations set forth in Section 162(m).
      Restricted Common Share Grants and Stock Options. All of our executive officers are eligible to receive grants of restricted common shares and options to purchase common shares under our Long-Term Incentive Plan. Stock options and restricted common shares granted by the Long-Term Incentive Plan Committee are designed to encourage and enable our key employees to acquire a larger share ownership and personal financial interest in our company, which in turn aligns their interests with the interests of our shareholders. The Compensation Committee believes that stock option and restricted common share awards subject to periodic vesting enable us to attract and retain qualified individuals for service with us. Individual option and share grants are determined by the Long-Term Incentive Plan Committee based on the executive’s current performance, potential for future responsibility and the impact of the particular executive officer’s performance on our operational results. The number of restricted shares and the value of restricted shares granted to our named executive officers are set forth in the Summary Compensation Table, and footnotes thereto, on pages 11-12 of this proxy statement.
      Robert W. Boykin — Split Dollar Life Insurance. Pursuant to Mr. R.W. Boykin’s employment agreement, the Company was obligated to provide “split dollar” life insurance benefits to him. The Company provided these benefits to him pursuant to two policies. The Sarbanes-Oxley Act, which was enacted on July 30, 2002, prohibits a company from making loans to its executive officers. In certain circumstances, split dollar life insurance arrangements could be characterized as a loan to an executive officer. As a result of the Sarbanes-Oxley Act, the Company did not make any premium payments on the existing split dollar insurance policies after the enactment of such Act, and in 2004, the insurance arrangements were restructured to comply with the provisions of the Sarbanes-Oxley Act. Mr. R.W. Boykin agreed to surrender and forego the future benefits under one policy. The second insurance policy is now owned by the Company, and Mr. R. W. Boykin (or his estate) is entitled to benefits in the event of termination of the policy. In consideration of Mr. R.W. Boykin’s agreement to restructure the arrangements, including the surrender of the first policy, the Compensation Committee and the Board of Directors agreed to (i) make a one-time payment of $416,000 to Mr. R.W. Boykin and (ii) increase his annual base compensation by $40,000 (effective as of January 1, 2005) to compensate for the current value and lost future benefit that the Company would otherwise be required to provide. Mr. R.W. Boykin will be paid the one-time payment of $416,000 in 2005.
Compensation Committee
William H. Schecter, Chairman
Albert T. Adams
James B. Meathe
SHARE PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common shares with the cumulative total return of a hypothetical investment in each of the New York Stock Exchange Market Index and the Media General Financial Services, Inc. Industry Group 443 (REIT — Hotels/ Motels) Index based on the respective market price of each such investment at December 31, 2000, 2001, 2002, 2003 and 2004, and assuming in each case an initial investment of $100 on January 1, 2000, and reinvestment of dividends.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BOYKIN LODGING COMPANY, NYSE MARKET INDEX AND PEER GROUP INDEX

	1/1/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

BOYKIN LODGING COMPANY	$100.00	$89.99	$93.31	$113.64	$114.23	$114.35
PEER GROUP INDEX	$100.00	$147.07	$133.47	$119.77	$170.29	$248.49
NYSE MARKET INDEX	$100.00	$102.38	$93.26	$76.18	$98.69	$111.45

INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee has not yet met to select and engage independent auditors for the audit for the year ending December 31, 2005. This selection will be made later in the year by the Audit Committee of the Board of Directors. Representatives of Grant Thornton LLP (“Grant”), which served as our independent public accountants during 2004, are expected to be present at the Annual Meeting in order to respond to appropriate questions and to make a statement if they so desire.
      On April 14, 2004, the Audit Committee of the Board of Directors voted to approve the engagement of Grant as the Company’s independent auditor for the year ending December 31, 2004, to be effective upon Grant’s acceptance of the engagement to act as the Company’s independent auditor. On April 16, 2004, Grant accepted the engagement. As such, on April 16, 2004, Deloitte & Touche LLP (“Deloitte”), was dismissed as the Company’s independent public accountant.
      The reports of Deloitte on the Company’s financial statements for the two fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
      During the two fiscal years ended December 31, 2003 and 2002, and during the interim period through April 16, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the matter in their report. During the two fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through April 16, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte has furnished the Company a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of that letter, dated April 19, 2004, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2004.
      During the two fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through April 16, 2004, neither the Company nor anyone on behalf of the Company consulted with Grant regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or on any matter considered important by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(v)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.
Principal Accounting Fees and Services
      The following is a summary of the fees billed to the Company by Grant and Deloitte for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003. The disclosures include all services and all fees for professional services related to such fiscal year and include estimated amounts for services which have not been completed and which have not been billed and/or paid:
Grant Thornton LLP

	Fiscal Year Ended
	December 31,

	2004	2003

Audit Fees	$567,055	$20,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$567,055	$20,000

Deloitte & Touche LLP

	Fiscal Year Ended
	December 31,

	2004	2003

Audit Fees	—	$214,250
Audit-Related Fees	—	$14,400
Tax Fees	$329,950	$267,300
All Other Fees	—	—

Total	$329,950	$495,950

Audit Fees
      Consist of fees billed in 2004 and 2003 for professional services rendered for the following:

•	Audit of the Company’s consolidated financial statements and the issuance of separate subsidiary and joint venture reports;

•	Review of the Company’s interim consolidated financial statements included in quarterly reports; and

•	Consent and other services related to Securities and Exchange Commission filings.
      In 2004, Audit Fees also include $353,605 in fees billed by Grant for professional services rendered with respect to the Sarbanes-Oxley Act of 2002 Section 404 procedures.

Audit-Related Fees
      Consist of fees billed in 2003 for professional services rendered by Deloitte in connection with the review of the Company’s Form 8-Ks. No Audit-Related Fees were billed to the company in 2004.

Tax Fees
      Consist of the following fees billed for services with respect to tax compliance, tax advice and tax planning in 2004 and 2003:

•	Fees for tax compliance relating to federal, state and local income tax return assistance for 2004 and 2003 totaled $102,300 and $123,600, respectively.

•	Fees for tax consulting relating to tax planning and advice for 2004 and 2003 totaled $227,650 and $143,700, respectively.
      The Company has engaged Deloitte to continue to provide tax services to the Company for the fiscal year ending December 31, 2005.

All Other Fees
      Consist of fees which do not qualify as Audit Fees, Audit-Related Fees or Tax Fees. No such fees were incurred by the Company in 2004 and 2003.
      The Audit Committee has determined that the provision by Deloitte of the services described under Audit-Related Fees, Tax Fees and Other Fees was compatible with maintaining Deloitte’s independence from management and the Company.

Pre-Approval Policy
      The Audit Committee has a policy of pre-approving all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. In 2004 and 2003, 100% of each of Audit-Related Fees and Tax Fees were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Related Party Ownership. As of February 28, 2005, the Company owned an 85.42% general partnership interest in Boykin Hotel Properties, L.P. (the “Partnership”). We conduct all our business through the Partnership and its subsidiaries. Mr. R.W. Boykin, our Chairman and Chief Executive Officer, owns, directly and indirectly, 1,345,628 units (a 7.21% limited partnership interest) in the Partnership. Mr. R.W. Boykin’s brother, John E. Boykin, owns 1,143,007 units in the Partnership. The Trust of William J. Boykin, dated March 9, 1988, of which Mr. R.W. Boykin and Mr. J.E. Boykin are co-trustees, owns 150,000 units in the Partnership.
      Boykin Management Company Limited Liability Company. As of December 31, 2004, the Partnership owned interests in 21 hotels that were managed by Boykin Management Company Limited Liability Company (“BMC”) and its subsidiaries. Mr. R.W. Boykin and Mr. J.E. Boykin indirectly own 53.85% and 46.15% equity interests, respectively, in BMC. Mr. R.W. Boykin and Mr. J.E. Boykin are both directors of BMC and Mr. J.E. Boykin is also the Secretary of BMC. Two of our named executive officers, Ms. Jones and Mr. Alexander, serve as Treasurer and Assistant Secretary, respectively, of The Boykin Group, Inc., the parent company of BMC. Ms. Jones and Mr. Alexander do not receive compensation for such service and the Company is not reimbursed for their time.
      On March 30, 2005, the Company sold its interest in Hotel 71 located in Chicago, Illinois. Accordingly, as of April 12, 2005, the Partnership continues to own an interest in 20 hotels that are managed by BMC. Twelve of the management agreements relating to the 20 hotels provide for a base management fee of 3% of total revenues plus an incentive management fee of 13.5% of gross operating profit in excess of budget up to a maximum of an additional 1.125% of hotel revenues. The twelve management agreements have remaining terms of one to six years, but are cancelable by us without penalty upon 90 days’ notice.
      Five of the 20 management agreements provide for a base management fee of 1.5% of total revenues and an incentive management fee of 50% of the hotel’s operating profit in excess of a specified threshold amount. Each of these five management agreements have a remaining term of nine years but are cancelable by us without penalty upon 90 days’ notice.
      Under the terms of the other three management agreements with BMC (for Radisson Suite Beach Resort — Marco Island, Doubletree Kansas City and Pink Shell Beach Resort & Spa), BMC is entitled to a base management fee of 3%, 1.5% and 3%, respectively. The Radisson Suite Beach Resort management agreement provides for the base management fee plus an incentive management fee of 15% of gross operating profit in excess of budget up to a maximum of an additional 1.125% of hotel revenues. For the Doubletree Kansas City, BMC receives 85% of house profit in excess of a stated threshold until an incentive fee of 1.5% of hotel revenues is earned. Thereafter, BMC receives 15% of any additional house profit until total management fees equal 5% of hotel revenues. Under the Pink Shell Beach Resort management agreement, BMC receives 50% of any excess cash flow after fixed charges (before debt service) until it receives an incentive fee of 2% of hotel revenues. Thereafter, BMC receives 25% of any additional excess cash flow. As of December 31, 2004, the remaining terms of the management agreements for Radisson Suite Beach Resort, Doubletree Kansas City and Pink Shell Beach Resort are one year, three years and eight years, respectively. We may terminate the Radisson Suite Beach Resort and Doubletree Kansas City management agreements at any time without penalty upon 90 days’ notice. The Pink Shell Beach Resort management agreement can be terminated by us upon the payment of a specific termination fee which declines over time.
      For the fiscal year ended December 31, 2004, the Partnership and its subsidiaries paid BMC and its subsidiaries $6.545 million in management fees. Such amount includes management fees paid to BMC and its subsidiaries for the following four hotels managed by BMC which were sold or divested in 2004: Ramada Inn Bellevue Center, Holiday Inn Minneapolis West, Radisson Hotel Mt. Laurel and Doubletree Hotel Portland Downtown.
      Design Services. In 2004, we paid a wholly owned subsidiary of BMC $330,785 for design services related to capital improvements at our hotels. During 2001, the subsidiary sold a portion of its business to an unrelated third party. Receipt of a portion of the sales price is contingent upon future revenues of the business, including revenues from us. During 2004, an additional $52,549 of sales proceeds was provided to BMC’s subsidiary as a result of purchases made by us. We expect to continue to do business with the BMC subsidiary and the portion of its business sold to an unrelated third party, in 2005.
      Legal Services. Mr. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue to provide) legal services to the Company.
PROPOSAL TO ADOPT THE
BOYKIN LODGING COMPANY 2005 LONG-TERM INCENTIVE PLAN
      The Boykin Lodging Company 2005 Long-Term Incentive Plan, which is referred to in this proposal as the “2005 Plan,” was unanimously approved by the Company’s Board of Directors on March 15, 2005, subject to approval by the Company’s shareholders, in accordance with applicable law and the listing standards of the New York Stock Exchange. The description herein is a summary of the Plan and is subject to and qualified by the complete text of the Plan, which is set forth on Appendix A to this proxy statement.
      The Board of Directors adopted a Long-Term Incentive Plan that was approved by our shareholder on June 18, 1996. Such plan is referred to in this proposal as the “1996 Plan.” The 1996 Plan originally reserved a total of one million common shares for issuance. On May 25, 1999, the shareholders of the Company approved an increase in the number of common shares reserved for issuance under the 1996 Plan by 700,000, from one million to 1,700,000. The 2005 Plan reserves 500,000 shares for issuance. As of December 31, 2004, the Company had granted options and restricted share awards under the 1996 Plan for 1,503,851 common shares. The closing price of the Company’s common shares on the New York Stock Exchange on April 7, 2005, was $9.61. At that time, the aggregate market value of the 500,000 common shares proposed to be reserved for purposes of the 2005 Plan was $4,805,000.
      Shareholder approval for the 2005 Plan is being sought to help us achieve our goal of promoting our long-term growth and profitability by enabling us to attract, retain and reward key employees and therefore align the interests of those employees with those of our shareholders. Without the adoption of the 2005 Plan, we would have insufficient shares under the 1996 Plan to make annual grants and grants of restricted share stock options to our executive officers and could be disadvantaged in attracting and retaining key employees. In the event shareholders do not approve this proposal, the 1996 Plan will continue until its scheduled expiration on May 30, 2006, or whenever shares are no longer available, whichever is earlier.
      As described under the section heading “Compensation Committee Report,” the Company has made annual grants and grants of restricted shares or stock options to our executive officers under the 1996 Plan. We believe that the use of share-based benefits as part of our compensation package is of great importance in promoting our growth and continued success and is thus of substantial benefit to our shareholders and us.
Summary of the 2005 Plan

•	The purpose of the 2005 Plan is to promote the Company’s long-term growth and profitability by enabling us to attract, retain and reward key employees and to strengthen the common interests of such employees and our shareholders by offering our employees equity or equity-based incentives. All employees of the Company will be eligible to participate in the 2005 Plan. As of April 7, 2005, the Company had 18 employees.

•	The Long-Term Incentive Plan Committee (the “Plan Committee”) will administer the 2005 Plan and determine who receives awards, the type and amount of awards, the consideration, if any, to be paid for awards, the timing of awards and the terms and conditions of awards. The Plan Committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2005 Plan as it considers advisable and to interpret the terms and provisions of the 2005 Plan and any award issued under the 2005 Plan. The Plan Committee is composed of members of the Board of Directors, each of whom is a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	The Plan Committee may grant stock options that (i) qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) do not qualify as incentive stock options or (iii) both. To qualify as an incentive stock option, an option must meet certain requirements set forth in the Code. Options are evidenced by a stock option agreement in the form approved by the Plan Committee.

•	In addition, the Plan Committee may make grants of restricted shares, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, other share-based awards or any combination thereof.

•	The Plan Committee may amend the terms of any award, but no such amendment can be made which would be deemed to be a “repricing” as defined under Item 402(i)(1) of Regulation S-K.

•	Stock options will be exercisable and restricted share grants will vest at such time or times as the Plan Committee determines at the time of grant. In general, restricted shares are non-transferable prior to vesting. Additionally, if any stock option or restricted share grant is exercisable only in installments or after specified exercise dates, the Plan Committee may waive such exercise provisions and accelerate any exercise date based on such factors as the Plan Committee shall determine in its sole discretion. No consideration will be received by us for the granting of stock options or restricted shares.

•	The exercise price of a stock option granted under the 2005 Plan may not be less than 100% of the fair market value of our common shares on the date the stock option is granted.

•	The term of each stock option will be fixed by the Plan Committee and may not exceed ten (10) years from the date the stock option is granted.

•	No participant in the 2005 Plan may be granted stock options, restricted share grants or other share awards in any calendar year for more than 100,000 common shares.

•	In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the shares, an adjustment may be made as approved by the Plan Committee.

•	The 2005 Plan will not be qualified under Section 401(a) of the Code and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974.

•	If it is determined that any amount to be paid to a participant under the 2005 Plan is “nonqualified deferred compensation” subject to Section 409A of the Code, then the amount will be paid on the earliest date that payment of the amount can be made without incurring an excise tax pursuant to Section 409A of the Code.

•	The 2005 Plan provides for vesting, exercise or forfeiture of rights granted under the 2005 Plan on retirement, death, disability, termination of employment or a change of control.

•	The Board of Directors may modify, suspend or terminate the 2005 Plan as long as it does not impair the rights thereunder of any participant. The Company must submit to the shareholders of the Company for their approval any amendments to the 2005 Plan which require shareholder approval under Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or New York Stock Exchange listing standards.

•	In the event there is a change of control or potential change of control (as defined in the 2005 Plan), a majority of the continuing directors (as defined in the 2005 Plan) may cause (i) any stock options awarded under the Plan not previously exercisable and vested to become fully exercisable and vested, (ii) share appreciation rights to become immediately exercisable, (iii) the restrictions applicable to any restricted shares, deferred shares, share purchase rights or other share-based awards to lapse and such shares and awards to be deemed fully vested, and (iv) the value of all outstanding vested awards to be paid to the participant in cash in exchange for the surrender of those awards on the basis of the “Change of Control Price” (as defined in the 2005 Plan), as of the date set forth by the continuing directors. Such provisions will automatically take effect if there are no continuing directors.

      The following table illustrates the shares that were awarded under the 1996 Plan for fiscal year 2004. If the 2005 Plan had been in effect, such shares could have been allocated under the 2005 Plan at the discretion of the Board of Directors.
New Plan Benefits Table

Number of Restricted
Name	Shares Awarded in 2004(#)

Robert W. Boykin	47,817
Richard C. Conti	34,981
Shereen P. Jones	36,800
Russ C. Valentine	25,235
Andrew C. Alexander	21,956
All Executive Officers as a Group	166,789
All Non-Executive Directors as a Group	0
All Non-Executive Officer Employees as a Group	8,000
Federal Tax Consequences
      The following summary of the federal income tax consequences applicable to options awarded under the 2005 Plan is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his or her particular circumstances.

Incentive Stock Options
      An incentive stock option results in no taxable income to the participant or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the participant’s income as compensation. The participant’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.
      If an incentive stock option is exercised by tendering previously owned shares, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period (except for the one-year disqualifying disposition period) for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered incentive stock option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant. If the common shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the incentive stock option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares. If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero basis.

Nonqualified Stock Options
      A nonqualified stock option results in no taxable income to the participant or deduction to us at the time it is granted. A participant exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, we will be allowed a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation recognized by the participant.
      The participant’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.
      If a non-qualified option is exercised by tendering previously owned shares, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The participant will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the participant’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Code Section 162(m)
      Under Section 162(m) of the Code, our allowable federal income tax deduction for compensation paid to certain of our executive officers is limited to $1,000,000 per year per officer. “Performance-based compensation” is generally excluded from this deduction limit. Payments or grants under the 2005 Plan are intended to qualify as performance-based compensation under Section 162(m) and the regulations thereunder, which require that the 2005 Plan have been approved by the shareholders.
Vote Required for Approval
      Under New York Stock Exchange regulations, the affirmative vote of a majority of the votes cast is required to adopt this proposal. Votes may be cast at the Annual Meeting, either in person or by properly executed proxy. Under Ohio law and our Amended and Restated Articles of Incorporation, as amended, abstentions and broker non-votes, if any, with respect to this proposal will in effect be votes against the proposal.
      The Board of Directors Recommends That the Shareholders Vote FOR the Proposal to Adopt the 2005 Plan.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) at our 2006 Annual Meeting of Shareholders must be received by us at 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, on or before December 2, 2005, for inclusion in our proxy statement and form of proxy relating to the 2006 Annual Meeting of Shareholders. In order for a shareholder’s proposal submitted outside of the processes of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the proposal must be received by us at that address not later than March 1, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the common shares are required by Securities and Exchange Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a).
      To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% beneficial owners were complied with, except that Mr. Conti’s Form 5 dated February, 2002 was amended to reflect a disposition of shares occurring on August 1, 2001; each director that is not an employee, other than Mr. Nasca, had a late filing for Directors’ Deferred Compensation Units received on March 1, 2004; Mr. Nasca filed a late Form 3 statement; each of Ms. Jones and Mr. R.W. Boykin filed one late Form 4 statement with respect to an acquisition of shares and each of Messrs. Alexander, Conti and Valentine filed one late Form 4 with respect to an acquisition and a disposition of shares occurring on June 1, 2004.
OTHER MATTERS
      Any shareholder who wishes to communicate with the Board of Directors, a committee of the Board, the independent directors as a group or any member of the Board of Directors, may send correspondence to: Boykin Lodging Company, 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, Attn: Andrew C. Alexander, Secretary. The Secretary will submit all shareholder correspondence to the entire Board of Directors, or to the applicable committee of the Board, the independent directors as a group or an individual member.
      The form of proxy permits (i) specification of a vote for the election of directors as set forth under the heading “Election of Directors,” (ii) the withholding of authority to vote in the election of directors or (iii) the withholding of authority to vote for one or more specified nominees. The form of proxy also permits specification of a vote for or against or to abstain from voting with respect to the proposal concerning the Boykin Lodging Company 2005 Long-Term Incentive Plan. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the Annual Meeting.

By order of the Board of Directors,

Andrew C. Alexander, Secretary
Cleveland, Ohio
April 15, 2005

APPENDIX A
TO BOYKIN LODGING COMPANY
PROXY STATEMENT
BOYKIN LODGING COMPANY
2005 LONG-TERM INCENTIVE PLAN
SECTION 1. Purpose; Definitions.
      The purpose of the Boykin Lodging Company 2005 Long-Term Incentive Plan (the “Plan”) is to enable Boykin Lodging Company (the “Company”) to attract, retain and reward key employees of the Company and of its Affiliates and to strengthen the mutuality of interests between such key employees and the Company’s shareholders by offering such key employees equity or equity-based incentives.
      For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity (other than the Company and its Subsidiaries) that is designated by the Board as a participating employer under the Plan.

(b) “Award” means any award of Stock Options, Restricted Shares, Deferred Shares, Share Purchase Rights, Share Appreciation Rights or Other Share-Based Awards under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” has the meaning set forth in Section 11(b).

(e) “Change of Control Price” has the meaning set-forth in Section 11(d).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Commission” means the Securities and Exchange Commission.

(h) “Committee” means the Committee referred to in Section 2 of the Plan.

(i) “Company” means Boykin Lodging Company, an Ohio corporation, or any successor corporation.

(j) “Deferred Shares” means an award of the right to receive Shares at the end of a specified period granted pursuant to Section 7.

(k) “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the mean between the highest and lowest quoted selling price, regular way, of the Shares on such date on the New York Stock Exchange or, if no such sale of the Shares occurs on the New York Stock Exchange on such date, then such mean price on the next preceding day on which the Shares were traded. If the Shares are no longer traded on the New York Stock Exchange, then the Fair Market Value of the Shares shall be determined by the Committee in good faith.

(n) “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

(o) “Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3)(i) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

(p) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q) “Other Share-Based Award” means an award granted pursuant to Section 10 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(r) “Outside Director” has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(s) “Person” means an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization or any other legal entity.

(t) “Plan” means the Boykin Lodging Company 2005 Long-Term Incentive Plan, as amended from time to time.

(u) “Potential Change of Control” has the meaning set forth in Section 11(c).

(v) “Restricted Shares” means an award of Shares that is granted pursuant to Section 6 and is subject to restrictions.

(w) “Section 16 Participant” means a participant under the Plan who is then subject to Section 16 of the Exchange Act.

(x) “Separation from Service” means a separation from service as defined in Section 409A of the Code and the regulations thereunder.

(y) “Shares” mean, the common shares, without par value, of the Company.

(z) “Share Appreciation Right” means an award of a right to receive an amount from the Company that is granted pursuant to Section 9.

(aa) “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted Pursuant to Section 5.

(bb) “Share Purchase Right” means an award of the right to purchase Shares that is granted pursuant to Section 8.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
SECTION 2. Administration.
      The Plan shall be administered by the Long-Term Incentive Plan Committee of the Board (the “Committee”). The Committee shall consist of two, three or four directors of the Company, as designated by the Board from time to time, all of whom shall be Non-Employee Directors and Outside Directors. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.
      The Committee shall have full power to interpret and administer the Plan and full authority to select the Persons to whom Awards will be granted and to determine the type and amount of Awards to be granted to each participant, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan, the terms and conditions of the related agreements which will be entered into with participants and to certify that any performance goals are satisfied. As to the selection of and grant of Awards to participants who are not Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management consistent with applicable law.
      The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

      Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all Persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.
SECTION 3. Shares Subject to the Plan.
      (a) Aggregate Shares Subject to the Plan. Subject to adjustment as provided below in Section 3(c), the total number of Shares reserved and available for Awards under the Plan is 500,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.
      (b) Forfeiture or Termination of Awards of Shares. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a), unless the participant who had been awarded such forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to such Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to such Shares by the exercise of voting rights or the accumulation of dividends which are not realized because of the forfeiture of such Shares or the expiration or termination of the related Award without issuance of such Shares.
      (c) Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the number and purchase price of Shares subject to outstanding Share Purchase Rights granted under the Plan, and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan as may be approved by the Committee, in its sole discretion; provided that the number of Shares subject to any Award shall always be a whole number.
      (d) Annual Award Limit. No participant may be granted Stock Options or Awards under the Plan with respect to an aggregate of more than 100,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any calendar year.
SECTION 4. Eligibility.
      Officers and other key employees of the Company and its Subsidiaries and Affiliates, if any, who are responsible for or contribute to the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates, if any, are eligible to be granted Awards under the Plan.
SECTION 5. Stock Options.
      (a) Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the Persons to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the Plan shall be in such form as the Committee may approve from time to time.
      Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

      (b) Terms and Conditions. Options granted under the Plan shall be evidenced by Option Agreements, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1) Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

(2) Option Term. The term of each Stock Option shall be fixed by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a participant who at the date of grant owns Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code)).

(3) Exercise. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole on in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

(4) Method of Exercise. Subject to any installment exercise provisions that apply with respect to such Stock Option, and the six month and one day holding period set forth in Section 5(b)(3), Stock Options may be exercised in whole or in part, at any time during the option period, by giving to the Company written notice of exercise specifying the number of Shares to be purchased.
      Such notice shall be accompanied by payment in full of the option price of the Shares for which the Option is exercised, in cash or Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.
      No Shares shall be issued pursuant to an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such Shares, has given, if requested, the representation described in Section 14(a) and such Shares have been issued to him.

(5) Non-Transferability of Options. No Stock Option shall be transferable by the participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the participant’s lifetime, only by the participant or, subject to Sections 5(b)(3) and 5(c), by the participant’s authorized legal representative if the participant is unable to exercise an option as a result of the participant’s Disability; provided, however, that if so provided in the instrument evidencing the Option, the Committee may permit any optionee to transfer the Option during his lifetime to one or more members of his family, or to one or more trusts for the benefit of one or more members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option that the Committee does not permit to be so transferred. The transferee of an Option shall be subject to all restrictions, terms, and conditions applicable to the Option prior to its transfer, except that the Option shall not be further transferable inter vivos by the transferee. The Committee may impose on any transferable Option and on the Shares to be issued upon the exercise of the Option such limitations and conditions as the Committee deems appropriate.

(6) Separation from Service as a Result of Death. Subject to Section 5(c), if there is a Separation from Service of a participant as a result of his death, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the estate of the participant (acting through its fiduciary), for a period of one year (or such other period as the Committee may specify at or grant) from the date of death. The balance of the Stock Option shall be forfeited.

(7) Separation from Service as a Result of Disability. Subject to Sections 5(b)(3) and 5(c), if there is a Separation from Service of a participant as a result of his Disability, any Stock Option held by such participant may thereafter be exercised, to the extent such Option was exercisable at the time of Separation from Service or would have become exercisable within one year from the time of Separation from Service had the participant continued to fulfill all conditions of the Option during such period (or on such accelerated basis as the Committee may determine at or after grant), by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of one year (or such other period as the Committee may specify at or after grant), from the date of Separation from Service; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant shall thereafter be exercisable by the estate of the participant (acting though its fiduciary) to the same extent to which it was exercisable at the time of death for a period of one year from the date of Separation of Service. The balance of the Stock Option shall be forfeited.

(8) Other Separation from Service. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if there is a Separation from Service of a participant for any reason other than such participant’s death or Disability, all Stock Options held by such participant shall thereupon terminate 90 days after the date of Separation from Service.
      (c) Incentive Stock Options. Notwithstanding Sections 5(b)(6) and (7), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations which may apply). Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.
      (d) Buyout Provisions. The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, provided that no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would violate, or result in any liability on the part of the participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.
SECTION 6. Restricted Shares.
      (a) Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside of the Plan. The Committee shall determine the Persons to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which such Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of such Awards in addition to those set forth in Section 6(b).
      The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.
      (b) Terms and Conditions. Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to such Award, unless and until such participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

(1) The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2) Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying any price required under Section 6(b)(1).

(3) Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(4) The Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award.

(5) Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares awarded under the Plan. Subject to these limitations, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

(6) Except as provided in this Section 6(b)(6), Section 6(b)(5) and Section 6(b)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7) No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution.

(8) If there is a Separation from Service of a participant as a result of his death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

(9) If there is a Separation from Service of a participant as a result of his Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse, to the extent such Restricted Shares would have become vested or no longer subject to restriction within one year from the time of Separation from Service had the participant continued to fulfill all of the conditions of the Restricted Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Restricted Shares shall be forfeited.

(10) Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if there is a Separation from Service of a participant for any reason other than such participant’s death or Disability, the Restricted Shares held by such participant which are unvested or subject to restriction at the time of Separation from Service shall thereupon be forfeited.
      (c) Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide in its sole discretion for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.
SECTION 7. Deferred Shares.
      (a) Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the Persons to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 7(b).
      The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.
      (b) Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee considers desirable:

(1) The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the Plan and the Award agreement referred to in Section 7(b)(9), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(8), when applicable), stock certificates shall be delivered to the participant, or his legal representative, for the Shares covered by the Deferred Share Award. The Deferral period applicable to any Deferred Share Award shall not be less than six months and one day (“Minimum Deferral Period”).

(2) Amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined at or after the time of the Award by the Committee, in its sole discretion.

(3) No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution.

(4) If there is a Separation from Service of a participant as a result of his death, any Deferred Shares awarded to such participant shall thereafter vest and all restrictions thereon shall lapse, to the extent such Deferred Shares would have become vested or no longer subject to restriction within one year from the time of death had the participant continued to fulfill all of the conditions of the Deferred Share Award during such period (or on such accelerated basis as the Committee may determine at or after grant). The balance of the Deferred Shares shall be forfeited.

(5) If there is a Separation from Service of a participant as a result of his Disability, any Deferred Shares awarded to such participant shall thereafter vest and all restrictions thereon shall lapse, to the extent such Deferred Shares would have become vested or no longer subject to restriction within one year from the time of Separation from Service had the participant continued to fulfill all of the conditions of the Deferred Shares Award during such period (or on such accelerated basis as the Committee may determined at or after grant), subject in all cases to the Minimum Deferral Period requirement. The balance of the Deferred Shares shall be forfeited.

(6) Unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if there is a Separation from Service of a participant for any reason other than such participant’s death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(7) Based on service, performance or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award or waive a portion of the Deferral Period for all or any part of such Award, subject in all cases to the Minimum Deferral Period requirement.

(8) At the time of receipt of an Award of Deferred Shares, a participant may elect to further defer receipt of Deferred Shares (or an installment of Deferred Shares under an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 7 and such other terms as are determined by the Committee, all in its sole discretion.

(9) Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved by the Committee from time to time
      (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.
SECTION 8. Share Purchase Rights.
      (a) Grant. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan. The Committee shall determine the Persons to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 8(b). The Shares subject to the Share Purchase Rights may be purchased at the Fair Market Value of such Shares on the date of grant.
      Subject to Section 8(b) hereof, the Committee may also impose such deferral, forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof. Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights agreement in the form approved by the Committee from time to time.
      (b) Terms and Conditions. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable, and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than six months and one day after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.
SECTION 9. Share Appreciation Rights.
      (a) Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an

amendment to the Option at any time thereafter during the term of the Option. Share Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the participant’s Option Agreement.
      (b) Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights:

(1) Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount (paid as provided in Section 9(b)(5)) equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon surrender of a Share Appreciation Right.

(2) Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in Shares. The terms of the underlying Option shall provide a method by which an alternative fair market value of the Shares on the date of exercise shall be calculated based on one of the following: (x) the closing price of the Shares on the national exchange on which they are then traded on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded, during the 90 days immediately preceding a Change of Control; or (z) the greater of (x) and (y).

(3) In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option. A Section 16 Participant may only exercise a Share Appreciation Right during a period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company’s sales and earnings.

(4) Share Appreciation Rights may be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights he has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5) The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.
SECTION 10. Other Share-Based Awards.
      (a) Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities and Share Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan.

      At the time the Shares or Other Share-Based Award is granted, the Committee shall determine the Persons to whom and the time or times at which such Shares or other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 10(b).
      (b) Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(1) Subject to the provisions of this Plan and the Award agreement referred to in Section 10(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 10 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day (“Minimum Holding Period”).

(2) Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3) Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

(4) If there is a Separation from Service of a participant as a result of his Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement with respect to any part of all of any Award under this Section 10, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.

(5) Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved by the Committee from time to time.

(6) Shares (including securities convertible into Shares) issued on a bonus basis under this Section 10 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7) In the event that any “derivative security”, as defined in Rule 16a-1(c) (or any successor thereof) promulgated by the Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 10 to any Section 16 Participant, such derivative security shall not be transferrable other than by will or by the laws of descent and distribution.
SECTION 11. Change of Control Provision.
      (a) Impact of Event. At any time during the 365 days commencing with the date of either (i) a “Change of Control” as defined in Section 11(b) or (ii) a “Potential Change of Control” as defined in Section 11(c), a majority of the “Continuing Directors” as defined in Section 11(e) (or one of the two Continuing Directors if only two Continuing Directors are then serving on the Board or the sole Continuing Director if only one Continuing Director is then serving on the Board) may cause the following provisions to take effect as stated and as of the date set forth in a Written Action (the “Written Action”) adopted to that effect (that date, the “Accelerated Vesting Date”) and if there are no Continuing Directors, the following provisions will automatically take effect:

(1) Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(2) Any Share Appreciation Rights shall become immediately exercisable;

(3) The restrictions applicable to any Restricted Shares, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

(4) The value of all outstanding Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change of Control or Potential Change of Control, be paid to the participant in cash in exchange for the surrender of those Awards on the basis of the “Change of Control Price” as defined in Section 11(d) as of the Accelerated Vesting Date;

Notwithstanding the provisions of Sections 11(a)(1) through (3), the acceleration of exercisability or lapse of restrictions with respect to Awards granted to any Section 16 Participant which have been held by such participant for less than six months and one day as of the date that such Change of Control or Potential Change of Control is determined to have occurred must be approved by the Committee or the Board.
      (b) Definition of Change of Control. For purposes of Section 11(a), a “Change of Control” means the occurrence of any of the following:

(1) The Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power or total fair market value of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation;

(2) The Board or shareholders of the Company approve the sale of substantially all of the assets of the Company to one Person or a group of Persons acting together that is unrelated (within the meaning of Section 409A of the Code and the regulations thereunder) to the Company or the liquidation or dissolution of the Company;

(3) Any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing more than 50% of the voting power or fair market value of the Company’s outstanding securities; or

(4) During any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute two-thirds of the Board, unless the election or nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.
      (c) Definition of Potential Change of Control. For purposes of Section 11(a), a “Potential Change of Control” means the happening of any one of the following:

(1) The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change of Control of the Company; or

(2) The acquisition of beneficial ownership, directly or indirectly, by any Person or group of Persons (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 15% or more of the total combined voting power or total fair market value of all classes of voting stock of the Company and the adoption by the Board of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

      (d) Change of Control Price. For purposes of this Section 11, “Change of Control Price”, means the greater of: (a) the highest price per Share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change of Control or Potential Change of Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change of Control (or, when applicable, the occurrence of the Potential Change of Control event), and (b) the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded), at any time during the 60-day period immediately preceding the date on which the Continuing Directors execute a Written Action relating to that Change of Control or Potential Change of Control, in each case as determined by the Committee.
      (e) Definition of Continuing Director. For purposes of this Section 11, a “Continuing Director” means a Person who was a member of the Board immediately prior to the date of a Change of Control or a Potential Change of Control and is a member of the Board at the time a Written Action relating to that Change of Control or Potential Change of Control is taken.

SECTION 12.	Amendments and Termination.
      The Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent, or (ii) require shareholder approval under any applicable law, rule, regulation or listing standard of an exchange on which the Shares are traded, unless such shareholder approval is received. The Company shall submit to the shareholders of the Company for their approval any amendments to the Plan which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, Section 162(m) of the Code or the listing standards of an exchange on which the Shares are traded, to be approved by the shareholders.
      The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made which would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent; (ii) make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent; or (iii) be deemed to be a “repricing” as defined under Item 402(i)(1) of Regulation S-K.
      Subject to the above provisions, the Board shall have all necessary authority to amend the Plan to make into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 13.	Unfunded Status of Plan.
      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

SECTION 14.	General Provisions.
      (a) The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for such Shares to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
      (c) Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to cause a Separation from Service, or terminate service as a director, of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.
      (d) For purposes of this Plan, a transfer of a participant between the Company and its Subsidiaries and Affiliates shall not be deemed a Separation from Service.
      (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment, of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any election by a Section 16 Participant to settle such tax withholding obligation with Shares that is part of such Award shall be subject to approval by the Committee, in its sole discretion. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
      (f) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Share Purchase Rights and other Plan Awards).
      (g) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.
      (h) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.
      (i) The provisions of Awards need not be the same with respect to each participant.
      (j) Anything in this Plan to the contrary notwithstanding, if it is determined that any amount to be paid to a participant pursuant to the Plan is “nonqualified deferred compensation” subject to Section 409A of the Code, then that amount will be paid on the earliest date that payment of the amount can be made without incurring an excise tax pursuant to Section 409A of the Code.

SECTION 15.	Shareholder Approval; Effective Date of Plan.
      The Plan was adopted by the Board on March 15, 2005 and is subject to approval by the holders of the Company’s outstanding Shares, in accordance with applicable law and the listing standards of the New York Stock Exchange. If the Plan is not so approved within 12 months after the date the Plan is adopted by the Board, the Plan and any Awards made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the granting of Awards pursuant to the Plan.

SECTION 16.	Term of Plan.
      No Award shall be granted pursuant to the Plan on or after March 15, 2015, but Awards granted prior to such date may extend beyond that date.

DETACH CARD

BOYKIN LODGING COMPANY

P R O X Y

    The undersigned hereby appoints Robert W. Boykin, Shereen P. Jones and Andrew C. Alexander, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the 2005 Annual Meeting of Shareholders of Boykin Lodging Company to be held at the Embassy Suites Southfield, 28100 Franklin Road, Southfield, Michigan 48034, on Tuesday, May 24, 2005, at 2:00 p.m., local time, or any adjournment thereof, and to vote the number of common shares of Boykin Lodging Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

1. ☐ FOR (except as noted below),	or	☐ WITHHOLD AUTHORITY to vote for,
the following nominees for election as directors, each to serve until the next Annual Meeting of the Shareholders and until his successor has been duly elected and qualified:

Albert T. Adams, Robert W. Boykin, Lee C. Howley, Jr.,

James B. Meathe, Mark J. Nasca, William H. Schecter and Ivan J. Winfield.

(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

2.	☐ FOR, ☐ AGAINST or ☐ WITHHOLD AUTHORITY to vote to approve the Boykin Lodging Company 2005 Long-Term Incentive Plan as set forth in the proxy statement of Boykin Lodging Company.

3.	On such other business as may properly come before the meeting.

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

The Proxies will vote as specified above, or, if a choice is not specified, they will vote FOR the nominees listed in Item 1 and the proposal listed in Item 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 15, 2005, is hereby acknowledged.

Dated ________________________, 2005

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Signature(s)

(Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)